Exhibit (g)(21)

FORM OF AMENDMENT
TO CUSTODIAN AGREEMENT

This Amendment to the Custodian Agreement (the “Agreement”) dated December 16, 2013 between  Financial Investors Trust (the “Trust”), a management investment company organized under the laws of the State of Massachusetts and registered with the Commission under the Investment Company Act of 1940 (the “Fund”) on behalf of each series listed on Schedule I attached thereto, and Brown Brothers Harriman & Co., a limited partnership organized under the laws of the State of New York (“BBH” or the “Custodian”) is made as of June 4, 2015.

WHEREAS, the parties are parties to the Agreement as in effect on the date hereof;

WHEREAS, the parties have agreed to add additional Funds to the Agreement

NOW THEREFORE, for good an valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

I.	Amendment to Schedule I

Schedule I attached to the Agreement is hereby deleted in its entirety and replaced with the attached revised Schedule I to reflect the addition of the following series as additional Funds to the Agreement:

Grandeur Peak Global Stalwarts Fund
Grandeur Peak International Stalwarts Fund
Grandeur Peak Global Micro Cap Fund

II.	Miscellaneous

1.         As amended and appended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2.         Terms not otherwise defined herein shall have the definitions set forth in the Agreement.

3.         By signing below where indicated, each of the Custodian and the Trust (on behalf of itself and each Fund, including the additional Funds added to the Agreement via this Amendment) hereby ratifies and affirms each of the representations and warranties set forth in the Agreement and confirms that each representation and warranty remains true and correct as of the date hereof.

4.         This Amendment, the Agreement and the other agreements, documents and certificates referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior or current understandings and agreements, whether written or oral.

BROWN BROTHERS HARRIMAN & CO.	FINANCIAL INVESTORS TRUST

By:	By:

Name:	Name:

Title:	Title:

2

SCHEDULE 1
to
the Custodian Agreement dated December 16, 2013
between
Financial Investors Trust on behalf of each series listed on this Schedule I
and
Brown Brothers Harriman & Co.

Effective Date of this Schedule: June 4, 2015

Grandeur Peak Global Opportunities Fund
Grandeur Peak International Opportunities Fund
Grandeur Peak Global Reach Fund
Grandeur Peak Emerging Markets Opportunities Fund
Grandeur Peak Global Stalwarts Fund
Grandeur Peak International Stalwarts Fund
Grandeur Peak Global Micro Cap Fund